UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1220297
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9205 South Park Center Loop, Suite 400, Orlando, Florida	32819
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185697

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of common stock, par value $0.01 per share (the “Common Stock”), of SeaWorld Entertainment, Inc. (the “Registrant”). A description of Common Stock is set forth under the heading “Description of Capital Stock – Common Stock” in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-185697) relating to Common Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended and such description is hereby incorporated herein by reference in this Form 8-A.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

By:	G. Anthony (Tony) Taylor
Name:	G. Anthony (Tony) Taylor
Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary

Date: April 16, 2013